Exhibit 99.1

FOR IMMEDIATE RELEASE

O'REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS
THIRD QUARTER 2013 EARNINGS RELEASE AND CONFERENCE CALL

-	Earnings Release Date – Wednesday, October 23, 2013, after 5:30 pm Central Time
-	Conference Call Date – Thursday, October 24, 2013, at 10:00 am Central Time

Springfield, MO, October  1, 2013  – O’Reilly Automotive, Inc. (the “Company”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its third quarter 2013 results as Wednesday, October 23, 2013, with a conference call to follow on Thursday, October 24, 2013.

The Company’s third quarter 2013 results will be released after 5:30 p.m. central time on Wednesday, October 23, 2013, and can be viewed, at that time, on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room”.

Investors are invited to listen to the Company’s conference call discussing the financial results for the third quarter of 2013, on Thursday, October 24, 2013, at 10:00 a.m. central time, via webcast on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room”.  Interested analysts are invited to join the call.  The dial-in number for the call is (847) 585-4405 and the conference call identification number is 35678714.  A replay of the call will also be available on the Company’s website following the conference call.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Founded in 1957 by the O'Reilly family, the Company operated 4,087 stores in 42 states as of June 30, 2013.

For further information contact:	Investor & Media Contacts
Mark Merz (417) 829-5878